                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                        Years Ended
                                              ---------------------------------
                                                June 26,    June 27,  June 28,
                                                  1999        1998      1997
                                              ------------  --------- ---------
Net earnings (loss).........................  $ (1,250,922) 4,020,604   937,759
                                              ============  ========= =========
Basic earnings (loss) per share: Weighted
 average common shares outstanding..........     9,398,289  8,052,926 6,686,253
Basic earnings (loss) per share.............  $      (0.13)      0.50      0.14
                                              ============  ========= =========
Diluted earnings (loss) per share:
Weighted average common shares outstanding..     9,398,289  8,052,926 6,686,253
Weighted average common equivalent shares
 due to stock options and warrants..........             0    476,021    91,187
                                              ------------  --------- ---------
                                                 9,398,289  8,528,947 6,777,440
                                              ============  ========= =========
Diluted earnings (loss) per share...........  $      (0.13)      0.47      0.14
                                              ============  ========= =========